Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-4 of QNB Corp. (the “Registrant”) of our report dated March 18, 2025, relating to the consolidated financial statements of QNB Corp. and Subsidiary, which appears in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Baker Tilly US, LLP

Allentown, Pennsylvania December 18, 2025